UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 12, 2019
Date of Report (Date of earliest event reported)

Commission file number		1-38681

NORTHWEST NATURAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)
Oregon	82-4710680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue
Portland	Oregon	97209
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number:	(503)	226-4211
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
Northwest Natural Holding Company	Common Stock	NWN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Northwest Natural Holding Company	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 12, 2019, the Board of Directors (Board) of Northwest Natural Holding Company (Company) elected Monica Enand to the Board as a Class I director commencing November 12, 2019 for a term expiring on the date of the Company’s Annual Meeting of Shareholders, which is expected to be May 28, 2020. She was also elected to the Board of Directors of Northwest Natural Gas Company, the Company’s wholly owned subsidiary (NW Natural), commencing November 12, 2019.
In 2008, Ms. Enand founded Zapproved, a cloud-based software provider for corporate legal departments, where she currently serves as Chief Executive Officer. Prior to founding Zapproved, she was the director of business development and marketing at Avnera Corporation, a fabless semiconductor manufacturer. Ms. Enand has also held sales and marketing positions at IBM and was a program manager in the Compiler and Architecture Group at Intel. Ms. Enand serves as Chair of Auth0, is an Immediate Past Chair of the Board of Directors of Technology Association of Oregon, and is a Board member of Oregon Business Council. Ms. Enand has previously served as a member of Oregon Growth Board and Oregon Innovation Council. She received the 2018 Sam Blackman Award for Civic Engagement, the 2016 Portland Business Journal Entrepreneur of the Year award and the 2010 Portland Business Journal Orchid Award for achievement for women in business. Ms. Enand earned a Bachelor’s Degree in Computer Engineering from Carnegie Mellon University and a Master of Business Administration degree from the University of Portland.
Ms. Enand has not yet been appointed to any of the Board’s committees. The Board will consider the committees to which Ms. Enand will be appointed at subsequent Board meetings. At the time of her election to the Board, Ms. Enand did not hold any shares of the Company’s common stock. There are no existing business relationships between Ms. Enand and the Company.
Ms. Enand will receive compensation for her services consisting of a cash retainer, and cash meeting fees under the Company’s director compensation programs applicable to non-employee members of the Board as described in the Company’s proxy statement for its 2019 annual meeting of shareholders. Effective November 12, 2019, Ms. Enand entered into the standard indemnification agreement with each of the Company and NW Natural, which each of the Company and NW Natural offers to its executive officers and directors referenced as Exhibit 10m and Exhibit 10l, respectively, to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2018.
Forward-Looking Statements
This report, and other presentations made by NW Holdings from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "assumes," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, assumptions, estimates, timing, goals, strategies, future events and other statements that are other than statements of historical facts.
Forward-looking statements are based on current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. You are therefore cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future operational, economic or financial performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A "Risk Factors", and Part II, Item 7 and Item 7A "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" in the most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk", and Part II, Item 1A, "Risk Factors", in the quarterly reports filed thereafter.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NW Holdings or NW Natural, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and NW Holdings and NW Natural undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. New factors emerge from time to time and it is not possible to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST NATURAL HOLDING COMPANY
(Registrant)

Dated:	November 12, 2019	/s/ Shawn M. Filippi
Vice President, Chief Compliance Officer and Corporate Secretary